UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 25, 2026, Cibus, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC, as the sole underwriter (the “Underwriter”), relating to the underwritten public offering (the “Offering”) of 6,976,744 shares (each a “Share” and collectively, the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at a public offering price of $2.15 per Share. In addition, the Company granted the Underwriter a 30-day option to purchase up to 1,046,511 additional shares of Class A Common Stock.

The Offering is expected to close on or about March 27, 2026, subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds of the Offering will be approximately $13.5 million (or $16.0 million, if the Underwriter’s option to purchase additional shares of Class A Common Stock is exercised in full), in each case, after deducting compensation payable in connection with the offering and other estimated offering expenses payable by the Company.

The Offering is being made pursuant to a prospectus supplement and related prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-273062) filed on June 30, 2023, as amended, and declared effective by the Commission on October 27, 2023. The prospectus supplement (the “Prospectus Supplement”) related to the Offering was filed with the Commission on March 26, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the Underwriter may be required to make because of such liabilities. In addition, the Company and the Company’s directors and executive officers also agreed not to sell or transfer any Class A Common Stock without first obtaining the written consent of the Underwriter, subject to certain exceptions as described in the Prospectus Supplement, for sixty (60) days after the date of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, the Underwriter will receive an underwriting discount of 7.0% of the gross proceeds received from the sale of the Shares in this Offering. In addition, the Company has agreed to reimburse the Underwriter for reasonable and documented out-of-pocket legal and other expenses incurred by them in connection with the Offering in an amount not to exceed $150,000.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Jones Day relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Commission filings, including in its Annual Report on Form 10-K filed with the Commission on March 17, 2026 and the Prospectus Supplement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 25, 2026, between Cibus, Inc. and BTIG, LLC

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2026

CIBUS, INC.

	By:	/s/ Peter Beetham
	Name:	Peter Beetham
	Title:	Interim Chief Executive Officer